UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 20, 2013

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TSS, Inc. hereby amends and supplements the Current Report on Form 8-K filed by the registrant on May 24, 2013, to include the historical financial statements of the data center integration business of arvato digital services LLC. That Current Report on Form 8-K also disclosed that the registrant and certain of its subsidiaries obtained a credit facility from Bridge Bank, National Association and that the registrant and Gerald G. Gallagher had agreed to restructure the promissory note held by Mr. Gallagher and to amend his employment agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 20, 2013, VTC, L.L.C. (the “Purchaser”), a wholly owned subsidiary of TSS, Inc. (formerly Fortress International Group, Inc.) (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser agreed to acquire certain assets, and assume certain specified liabilities, from arvato digital services LLC (the “Seller”) related to Seller’s data center integration business (the “Data Center Business”) operated at its Round Rock, Texas facility. The purchase price paid by the Purchaser under the Purchase Agreement was $1,469,243, which included a negative purchase price adjustment of $5,757 to reflect the value of the purchased inventory and certain vendor prepaid amounts. A payment of $725,000 was paid in cash at closing, $375,000 was set aside in an escrow account for the purposes of satisfying any indemnification claims under the Purchase Agreement, and the balance of the purchase price of $369,243 was paid on July 1, 2013.

The purchased assets include all inventory, furniture, fixtures, equipment, identified customer contracts, intellectual property (including certain proprietary software) and other assets used in the Data Center Business. The Company also offered employment to certain employees of the Data Center business and assumed the Seller’s lease at the Round Rock, Texas facility for the remaining term.

The Purchaser and the Seller also entered into a Transition Services Agreement and a Software License Agreement whereby the Purchaser will license purchased proprietary software back to the Seller on a non-exclusive, perpetual, royalty-free basis, with certain territorial limitations.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Purchase Agreement. Certain schedules and attachments to the Purchase Agreement have been omitted. The Company agrees to provide a copy of these schedules and attachments to the Securities and Exchange Commission upon request.

Item 9.01.	Financial Statements and Exhibits.

2.1*	Asset Purchase Agreement, effective as of May 20, 2013, by and between arvato digital services LLC and VTC, L.L.C.
23.1	Consent of Elliott Davis LLC.
99.1*	Business Financing Agreement, dated as of May 21, 2013, by and among Bridge Bank, National Association, Fortress International Group, Inc., Innovative Power Systems, Inc., and VTC, L.L.C.
99.2*	Amended and Restated Convertible Promissory Note, dated May 21, 2013, issued by the Company to Gerard J. Gallagher.
99.3*	Amendment to Executive Employment Agreement, effective as of May 21, 2013, between the Company and Gerard J. Gallagher.
99.4	Audited Statement of Assets Acquired and Liabilities Assumed as of May 20, 2013, and related Statement of Revenues and Direct Expenses for the year ended December 31, 2012, and unaudited Statement of Revenue and Direct Expenses from January 1 through March 31, 2012 and 2013 of the Systems Integration business of arvato digital services LLC.

* Previously filed as an exhibit to the Current Report on Form 8-K filed on May 24, 2013.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Maura A. McNerney
Maura A. McNerney
Chief Financial Officer

Date: May 20, 2014